                           ARTICLES OF INCORPORATION
                                       OF
                              CBC HOLDING COMPANY


                                   Article 1

     The name of the Company shall be CBC HOLDING COMPANY.


                                   Article 2

     The Company is organized pursuant to the provisions of the Georgia Business Corporation Code.


                                   Article 3

     The object of the Company is pecuniary again and profit, and the Company is formed for the purpose of becoming and operating as a bank holding company and engaging in such related and permissible activities in connection therewith as the Board of Directors may from time to time specify by resolution.


                                   Article 4

     The aggregate number of shares which the Company shall be authorized to issue is ten million (10,000,000), all of which shall be common shares of the same class, each such share having a par value of one dollar ($1.00).


                                   Article 5

     The initial registered office of the Company shall be at 102 West Roanoke Drive, Fitzgerald, Georgia 31750. The initial registered agent of the Company at such address shall be L. Wayne Lowrey.


                                   Article 6

     The mailing address of the initial principal office of the Company shall be 102 West Roanoke Drive, Fitzgerald, Georgia 31750.

                                   Article 7

     The initial Board of Directors of the Company shall consist of 14 members, who shall be and whose addressees are:

                          Name and Residence Address
                          --------------------------


Sidney S. (Buck) Anderson Jr.          L. Wayne Lowrey
701 South Grant Street                 1072 Roanoke Drive Extension
Fitzgerald, Georgia 31750              Fitzgerald, Georgia 31750

James Thomas Casper, III               Steve Mitchell
116 Cherokee Court                     1208 W. Roanoke Drive
Fitzgerald, Georgia 31750              Fitzgerald, Georgia 31750

John Croley                            James A. Parrott, II
132 Lakeview Drive                     146 Franklin
Fitzgerald, Georgia 31750              Fitzgerald, Georgia 31750

A.B.C. (Chip) Dorminy, III             Jack F. Paulk
248 Lincoln Avenue                     103 Cherokee Court
Fitzgerald, Georgia 31750              Fitzgerald, Georgia 31750

John S. Dunn                           George M. Ray
619 Highway 129 South                  1046 West Roanoke Drive
Fitzgerald, Georgia 31750              Fitzgerald, Georgia 31750

William Philip Herlovich               Robert Sherrell
104 Manassas Court                     815 West Magnolia
Fitzgerald, Georgia 31750              Fitzgerald, Georgia 31750

Lee Liles                              John Edward Smith, III
204 Meadowlark Lane                    141 Whispering Way
Fitzgerald, Georgia 31750              Fitzgerald, Georgia 31750


                                   Article 8

          (a) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages, for breach of any duty as a director, except for liability for:

               (i) any appropriation, in violation of his or her duties, of any business opportunity of the Corporation;

               (ii) acts or omissions not in good faith or which involve
                    intentional misconduct or a knowing violation of law;

             (iii) the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code dealing with unlawful distributions of corporate assets to shareholders; or

              (iv) any transaction from which the director derived in improper material tangible personal benefit.

          (b) Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                   Article 9

     The preemptive right of any shareholder to acquire authorized and unissued shares is denied.


                                   Article 10

     Should any provision of these Articles of Incorporation, or any clause hereof, be held to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions and clauses of these Articles of Incorporation shall remain valid and fully enforceable.


                                   Article 11

     The name, place of residence and post office address of the Incorporator is as follows:

                                L. Wayne Lowrey
                            102 West Roanoke Drive
                          Fitzgerald, Georgia  31750


     IN WITNESS WHEREOF, the undersigned Attorney for the Incorporator has executed these Articles of Incorporation this the 11th day of October, 1996.




                                          /s/ Lynn M. Sumlin
                                          -------------------------------
                                          Lynn M. Sumlin
                                          Attorney for

                                       3